Exhibit 99.2

August 25, 2009

Dear Member,

The board of directors has decided not to make a mid-year membership distribution this year.  As disclosed in our August newsletter we had a year-to-date net loss of $1.7 million (as of June 30, 2009) which is the primary reason for this decision.  As also stated in our newsletter, we have used hedge instruments to lock in positive margins for the remainder of 2009 and are comfortable with our position and expected positive results given the present conditions of the ethanol industry.  At the end of the day, the total member distribution for a given year whether it is a single check or multiple is based on our financial results and the cash requirements for the year.  We continue to look for and find ways to increase our revenue stream or decrease our costs to put more on the bottom line.

The board has asked management to gather more information regarding the deregistration of our membership units with the Securities and Exchange Commission (SEC).  You may recall we introduced this potential cost saving activity at the annual meeting, April 11, 2009.  We have asked two legal firms to provide not-to-exceed proposals and related timelines for the deregistration process.  The decision by the board to request these proposals was made after a year of information gathering and various discussions surrounding this topic.  The primary reason we are considering deregistration is the annual potential cost savings resulting from a reduction of outside legal and accounting/auditing services.  We expect to continue to provide meaningful, concise information to our members without sacrificing the ability to keep proprietary information confidential.

During this process we asked you, the members, to voice your opinion of SEC deregistration.  We also surveyed other ethanol facilities that have already been through the process and were encouraged by their responses.  One of the “keys to success” that was reiterated during this exploratory phase was to continue to communicate financial information to the members (investors) on a regular basis throughout the coming years.  Your board of directors believes this is the correct approach and is committed to continuing to provide financial information to our members on a quarterly basis.

At next months board meeting, September 14 th, the board will make a decision as to whether or not to recommend SEC deregistration to the membership.  If it is approved by the board to proceed, then management will work with the selected legal firm to prepare the necessary SEC documents/filings. This will also include the preparation of detailed information for the members regarding the process and its effect on the investors.  Providing we proceed and based

Website: www.uwgp.com · E-mail: mail@uwgp.com

on reasonable assumptions, you might expect to receive this information in the coming months.  If we proceed with deregistration, a “special meeting” will be scheduled in which you will be asked to vote. Rest assured UWGP cannot complete this transaction without approval by the affirmative vote of a majority of the membership voting interests represented at a meeting at which a quorum of members is present.

Again, we encourage you to ask questions and voice your concerns.  Please feel free to call us at 920-348-5016 or email us at mail@uwgp.com.

Sincerely,

Robert Miller, President

United Wisconsin Grain Producers, LLC

This letter contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions.  These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties.  Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission.   We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this letter.  We qualify all of our forward-looking statements by these cautionary statements.

Website: www.uwgp.com · E-mail: mail@uwgp.com

2